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                                                              EXHIBIT 25.7




Legal Title of Bank: Columbus Bank and Trust Company      Call Date:  9/30/94
Address:             PO Box 120                           ST-BK:  13-0890
City, State, Zip:    Columbus, GA  31902                  Page RC-1
FDIC Certificate No: 00873

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet
                                       Dollar Amounts in Thousands
- ---------------------------------------------------------------------------
ASSETS
 1 Cash and balances due from depository institutions:
    a.  Noninterest-bearing balances and currency and coin(1). .     70,539
    b.  Interest-bearing balances(2) . . . . . . . . . . . . . .        708
 2. Securities:
    a.  Held-to-maturity securities. . . . . . . . . . . . . . .     60,687
    b.  Available-for-sale securities. . . . . . . . . . . . . .    176,632
 3. Federal funds sold and securities purchased under
    agreements to resell:
    a.  Federal funds sold . . . . . . . . . . . . . . . . . . .     46,750
    b.  Securities purchased under agreements to resell. . . . .          0
 4. Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income . . . . 897,067
    b.  LESS: Allowance for loan and lease losses. . . .  15,335
    c.  LESS: Allocated transfer risk reserve. . . . . .       0
    d.  Loans and leases, net of unearned income,
      allowance, and reserve . . . . . . . . . . . . . . . . . .    881,732
 5. Assets held in trading accounts. . . . . . . . . . . . . . .          0
 6. Premises and fixed assets (including capitalized leases) . .     79,154
 7. Other real estate owned. . . . . . . . . . . . . . . . . . .      2,876
 8. Investments in unconsolidated subsidiaries and
    associated companies . . . . . . . . . . . . . . . . . . . .          0
 9. Customers' liability to this bank on acceptances
    outstanding. . . . . . . . . . . . . . . . . . . . . . . . .          0
10. Intangible assets. . . . . . . . . . . . . . . . . . . . . .      3,879
11. Other assets . . . . . . . . . . . . . . . . . . . . . . . .    111,249
12. Total assets . . . . . . . . . . . . . . . . . . . . . . . .  1,434,206

- -----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.


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Legal Title of Bank:  Columbus Bank and Trust Company     Call Date:  9/30/94
Address:              PO Box 120                          ST-BK:  13-0890
City, State, Zip:     Columbus, GA  31902Page RC-2
FDIC Certificate No:  00873


Schedule RC -- Continued
                                       Dollar Amounts in Thousands
- -----------------------------------------------------------------------------
LIABILITIES
13. Deposits:
   a. In domestic offices. . . . . . . . . . . . . . . . . . .      1,024,444
      (1) Noninterest-bearing(1) . . . . . . . . . . . 205,621
      (2) Interest-bearing . . . . . . . . . . . . . . 818,823
   b. In foreign offices, Edge and Agreement subsidiaries and IBF's
      (1) Noninterest-bearing. . . . . . . . . . . . . . . . .      /////////
      (2) Interest-bearing . . . . . . . . . . . . . . . . . .      /////////
14. Federal Funds purchased and securities sold under
    agreements to repurchase:
    a. Federal funds purchased . . . . . . . . . . . . . . . .        130,330
    b. Securities sold under agreements to repurchase. . . . .          8,025
15. a.  Demand notes issued to the U.S. Treasury . . . . . . .          5,835
   b. Trading liabilities. . . . . . . . . . . . . . . . . . .              0
16. Other borrowed money:
   a. With original maturity of one year or less . . . . . . .         18,556
   b. With original maturity of more than one year . . . . . .            426
17. Mortgage indebtedness and obligations under
    capitalized leases . . . . . . . . . . . . . . . . . . . .            615
18. Bank's liability on acceptances executed and outstanding .              0
19. Subordinated notes and debentures. . . . . . . . . . . . .              0
20. Other liabilities. . . . . . . . . . . . . . . . . . . . .         63,295
21. Total liabilities (sum of items 13 through 20) . . . . . .      1,251,526

22. Limited-life preferred stock and related surplus . . . . .              0
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . .              0
24. Common Stock . . . . . . . . . . . . . . . . . . . . . . .          3,154
25. Surplus (exclude all surplus related to preferred stock) .         64,106
26. a. Undivided profits and capital reserves. . . . . . . . .        119,468
    b. Net unrealized holding gains (losses) on.
       available-for-sale securities(4,048)
27. Cumulative foreign currency translation adjustments. . . .      /////////
28. Total equity capital (sum of items 23 through 27). . . . .        182,680
29. Total liabilities, limited-life preferred stock,
    and equity capital . . . . . . . . . . . . . . . . . . . .      1,434,206

- ----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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Memorandum
   To be reported only with the March Report of Condition.
   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
      date during 1993 . . . . . . . . . . . . . . . . . . . .            N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

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